NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Third Quarter 2018 Results

•	Revenue increased 8% to $883 million, primarily driven by 6% organic growth with acquisitions adding approximately 2%

•	GAAP earnings per share of $0.62 vs. $0.49 in the prior year third quarter

•	Adjusted EPS expanded 7% to $0.62 despite higher raw material and freight costs and weaker foreign currencies

•	Recently announced dividend increase for the seventh year in a row to $0.78 on an annualized basis

CLEVELAND - October 24, 2018 - PolyOne Corporation (NYSE: POL) today reported its third quarter results for 2018. GAAP earnings per share was $0.62 in the third quarter of 2018 compared to $0.49 in the third quarter of 2017. Adjusted earnings per share expanded to $0.62 in the third quarter of 2018 from $0.58 in the third quarter of 2017. Special items for the third quarter of 2018 primarily included environmental costs offset by one-time tax benefits associated with the Tax Cuts and Jobs Act, resulting in a net after-tax gain of $0.2 million (see Attachment 1).

“Our investments in commercial resources and specialty acquisitions continue to drive our growth, as we delivered an 8% increase in revenue and a 7% increase in adjusted EPS for the third quarter,” said Robert M. Patterson, chairman, president and chief executive officer, PolyOne Corporation. “Color, Additives & Inks led the way, with revenue and operating income up 11% and 13% respectively over the prior year quarter. Engineered Materials also had a very good quarter, driven by growth in composites, which led to an expansion of profitability for the segment as a whole.”

The company reported organic sales growth of 6.1% while acquisitions added 2.3%. Weaker foreign currencies offset sales growth by 0.5%.

Mr. Patterson added, “I am pleased with these results considering that higher raw material and freight costs and weaker foreign currencies negatively impacted us in the quarter. In addition, in September we also experienced a demand slowdown in certain end markets such as building and construction and appliance as well as slower growth in Asia.”

The company noted customers are citing concerns over tariffs and persistent inflation as possible drivers of these demand conditions, which most heavily impacted the Performance Products and Solutions (PP&S) and Distribution segments. Based on customer feedback, this is likely to continue for the balance of the year. If so, lower operating income from PP&S and

Distribution could offset continued growth in Color, Additives & Inks and Engineered Materials in the fourth quarter.

“We remain focused on providing our customers exemplary service and helping them navigate these near-term dynamics. Our additional investments in commercial resources and specialty acquisitions position us well to support our customers and capture additional long term growth,” said Mr. Patterson.

Conference Call

The company will conduct a conference call at 8:00 a.m. Eastern Time on October 24, 2018. To participate in the conference call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 6594369. A simultaneous webcast of the call will be accessible via the company’s website at www.polyone.com/investor.

A recording of the call will also be available for one week, beginning at 12:00 p.m. Eastern Time on October 24, 2018. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and enter conference ID number 6594369.

About PolyOne

PolyOne Corporation (NYSE: POL), with 2017 revenues of $3.2 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence. Guided by its Core Values, Sustainability Promise and No Surprises PledgeSM, PolyOne is an ACC Responsible Care® certified company committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

Investor Relations Contact:
Joe Di Salvo
Vice President, Investor Relations
PolyOne Corporation
+1 440-930-1921
giuseppe.disalvo@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding the disposal of plastic in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to raise or sustain prices for products or services; information systems failures and cyberattacks; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

# # #

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Sales	$883.0	$818.5	$2,699.4	$2,429.3
Operating income	70.5	65.7	226.7	225.7
Net income from continuing operations attributable to PolyOne shareholders	50.2	40.2	149.5	138.1
Basic earnings per share from continuing operations attributable to PolyOne shareholders	$0.63	$0.50	$1.87	$1.69
Diluted earnings per share from continuing operations attributable to PolyOne shareholders	$0.62	$0.49	$1.85	$1.68

Senior management uses comparisons of adjusted net income from continuing operations attributable to PolyOne shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended September 30, 2018		Three Months Ended September 30, 2017
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$50.2	$0.62	$40.2	$0.49
Special items, after tax (Attachment 3)	(0.2)	0.00	7.2	0.09
Adjusted net income / EPS - excluding special items	$50.0	$0.62	$47.4	$0.58

	Nine Months Ended September 30, 2018		Nine Months Ended September 30, 2017
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$149.5	$1.85	$138.1	$1.68
Special items, after tax (Attachment 3)	13.1	0.16	10.3	0.12
Adjusted net income / EPS - excluding special items	$162.6	$2.01	$148.4	$1.80

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Sales	$883.0	$818.5	$2,699.4	$2,429.3
Cost of sales	698.1	639.0	2,119.5	1,879.7
Gross margin	184.9	179.5	579.9	549.6
Selling and administrative expense	114.4	113.8	353.2	323.9
Operating income	70.5	65.7	226.7	225.7
Interest expense, net	(15.6)	(15.5)	(47.2)	(45.3)
Debt extinguishment costs	—	—	(0.1)	(0.3)
Other income, net	0.7	1.3	2.2	2.8
Income from continuing operations before income taxes	55.6	51.5	181.6	182.9
Income tax expense	(5.4)	(11.3)	(32.2)	(44.8)
Net income from continuing operations	50.2	40.2	149.4	138.1
Loss from discontinued operations, net of income taxes	—	(1.4)	(1.1)	(233.8)
Net income (loss)	$50.2	$38.8	$148.3	$(95.7)
Net loss attributable to noncontrolling interests	—	—	0.1	—
Net income (loss) attributable to PolyOne common shareholders	$50.2	$38.8	$148.4	$(95.7)

Earnings (loss) per common share attributable to PolyOne common shareholders - Basic:
Continuing operations	$0.63	$0.50	$1.87	$1.69
Discontinued operations	—	(0.02)	(0.02)	(2.86)
Total	$0.63	$0.48	$1.85	$(1.17)
Earnings (loss) per common share attributable to PolyOne common shareholders - Diluted:
Continuing operations	$0.62	$0.49	$1.85	$1.68
Discontinued operations	—	(0.02)	(0.01)	(2.84)
Total	$0.62	$0.47	$1.84	$(1.16)

Cash dividends declared per share of common stock	$0.175	$0.135	$0.525	$0.405

Weighted-average shares used to compute earnings per common share:
Basic	79.8	81.2	80.1	81.7
Diluted	80.7	82.0	80.8	82.3

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cost of sales:
Restructuring costs	$(0.1)	$0.6	$(0.5)	$3.3
Environmental remediation costs	(7.5)	(4.9)	(19.3)	(12.1)
Reimbursement of previously incurred environmental costs	1.5	2.5	3.8	6.3
Acquisition related costs	—	(1.2)	(1.8)	(2.7)
Impact on cost of sales	(6.1)	(3.0)	(17.8)	(5.2)

Selling and administrative expense:
Restructuring, legal and other	(1.5)	(5.8)	(12.2)	(11.5)
Acquisition related costs	(0.9)	(1.4)	(2.9)	(2.4)
Impact on selling and administrative expense	(2.4)	(7.2)	(15.1)	(13.9)

Impact on operating income	(8.5)	(10.2)	(32.9)	(19.1)

Debt extinguishment costs	—	—	(0.1)	(0.3)
Other income (expense), net	—	0.1	0.2	(0.2)
Impact on income from continuing operations before income taxes	(8.5)	(10.1)	(32.8)	(19.6)
Income tax benefit on above special items	3.0	3.3	9.3	6.8
Tax adjustments(2)	5.7	(0.4)	10.4	2.5
Impact of special items on net income from continuing operations attributable to PolyOne Shareholders	$0.2	$(7.2)	$(13.1)	$(10.3)

Diluted earnings per common share impact	$0.00	$(0.09)	$(0.16)	$(0.12)

Weighted average shares used to compute adjusted earnings per share:
Diluted	80.7	82.0	80.8	82.3

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/(expense) from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$180.8	$243.6
Accounts receivable, net	472.4	392.4
Inventories, net	334.6	327.8
Other current assets	69.8	102.8
Total current assets	1,057.6	1,066.6
Property, net	487.7	461.6
Goodwill	650.1	610.5
Intangible assets, net	430.4	400.0
Other non-current assets	159.5	166.6
Total assets	$2,785.3	$2,705.3

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$19.4	$32.6
Accounts payable	419.7	388.9
Accrued expenses and other current liabilities	130.7	149.1
Total current liabilities	569.8	570.6
Non-current liabilities:
Long-term debt	1,316.8	1,276.4
Pension and other post-retirement benefits	60.0	62.3
Other non-current liabilities	224.6	196.6
Total non-current liabilities	1,601.4	1,535.3
Equity:
PolyOne shareholders’ equity	613.3	598.5
Noncontrolling interests	0.8	0.9
Total equity	614.1	599.4
Total liabilities and equity	$2,785.3	$2,705.3

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
	2018	2017
Operating Activities
Net income (loss)	$148.3	$(95.7)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Loss on sale of business, net of tax	—	228.7
Depreciation and amortization	66.4	75.7
Accelerated depreciation and fixed asset charges associated with restructuring activities	2.6	0.9
Gain from sale of closed facilities	—	(3.6)
Debt extinguishment costs	0.1	0.3
Share-based compensation expense	8.3	8.0
Change in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(70.6)	(83.6)
Increase in inventories	(0.1)	(21.7)
Increase in accounts payable	28.4	43.0
Decrease in pension and other post-retirement benefits	(7.7)	(10.4)
Decrease in accrued expenses and other assets and liabilities, net	(4.8)	(30.4)
Net cash provided by operating activities	170.9	111.2
Investing Activities
Capital expenditures	(51.2)	(52.0)
Business acquisitions, net of cash acquired	(98.6)	(163.8)
Sale of and proceeds from other assets	3.9	123.0
Net cash used by investing activities	(145.9)	(92.8)
Financing Activities
Borrowings under credit facilities	835.3	1,111.2
Repayments under credit facilities	(797.5)	(1,013.3)
Repayment of other debt	(16.4)	—
Purchase of common shares for treasury	(53.0)	(70.7)
Cash dividends paid	(42.1)	(33.2)
Repayment of long-term debt	(4.9)	(4.9)
Payments of withholding tax on share awards	(3.9)	(2.9)
Debt financing costs	(0.5)	(2.5)
Net cash used by financing activities	(83.0)	(16.3)
Effect of exchange rate changes on cash	(4.8)	4.7
(Decrease) increase in cash and cash equivalents	(62.8)	6.8
Cash and cash equivalents at beginning of period	243.6	226.7
Cash and cash equivalents at end of period	$180.8	$233.5

Attachment 6
PolyOne Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Sales:
Color, Additives and Inks	$261.0	$235.1	$805.6	$670.6
Specialty Engineered Materials	166.7	156.3	495.3	474.1
Performance Products and Solutions	176.0	175.7	558.9	543.6
PolyOne Distribution	321.8	291.1	960.6	868.0
Corporate and eliminations	(42.5)	(39.7)	(121.0)	(127.0)
Sales	$883.0	$818.5	$2,699.4	$2,429.3

Gross margin:
Color, Additives and Inks	$88.8	$81.5	$275.3	$236.8
Specialty Engineered Materials	44.4	40.4	134.8	128.7
Performance Products and Solutions	28.0	28.9	96.7	96.5
PolyOne Distribution	31.4	31.9	95.2	96.8
Corporate and eliminations	(7.7)	(3.2)	(22.1)	(9.2)
Gross margin	$184.9	$179.5	$579.9	$549.6

Selling and administrative expense:
Color, Additives and Inks	$47.7	$45.1	$146.8	$126.7
Specialty Engineered Materials	25.5	22.8	74.7	68.6
Performance Products and Solutions	11.7	11.1	35.1	34.3
PolyOne Distribution	13.8	13.3	40.7	39.3
Corporate and eliminations	15.7	21.5	55.9	55.0
Selling and administrative expense	$114.4	$113.8	$353.2	$323.9

Operating income:
Color, Additives and Inks	$41.1	$36.4	$128.5	$110.1
Specialty Engineered Materials	18.9	17.6	60.1	60.1
Performance Products and Solutions	16.3	17.8	61.6	62.2
PolyOne Distribution	17.6	18.6	54.5	57.5
Corporate and eliminations	(23.4)	(24.7)	(78.0)	(64.2)
Operating income	$70.5	$65.7	$226.7	$225.7

Attachment 7
PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation to Consolidated Statements of Income	2018	2017	2018	2017

Sales	$883.0	$818.5	$2,699.4	$2,429.3

Gross margin - GAAP	184.9	179.5	579.9	549.6
Special items in gross margin (Attachment 3)	6.1	3.0	17.8	5.2
Adjusted Gross margin	$191.0	$182.5	$597.7	$554.8

Adjusted Gross margin as a percent of sales	21.6%	22.3%	22.1%	22.8%

Operating income - GAAP	70.5	65.7	226.7	225.7
Special items in operating income (Attachment 3)	8.5	10.2	32.9	19.1
Adjusted Operating income	$79.0	$75.9	$259.6	$244.8

Adjusted Operating income as a percent of sales	8.9%	9.3%	9.6%	10.1%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$55.6	$8.5	$64.1	$51.5	$10.1	$61.6

Income tax expense - GAAP	(5.4)	—	(5.4)	(11.3)	—	(11.3)
Income tax impact of special items (Attachment 3)	—	(3.0)	(3.0)	—	(3.3)	(3.3)
Tax adjustments (Attachment 3)	—	(5.7)	(5.7)	—	0.4	0.4
Income tax expense	$(5.4)	$(8.7)	$(14.1)	$(11.3)	$(2.9)	$(14.2)

Effective Tax Rate	9.7%		22.0%	21.9%		23.1%

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$181.6	$32.8	$214.4	$182.9	$19.6	$202.5

Income tax expense - GAAP	(32.2)	—	(32.2)	(44.8)	—	(44.8)
Income tax impact of special items (Attachment 3)	—	(9.3)	(9.3)	—	(6.8)	(6.8)
Tax adjustments (Attachment 3)	—	(10.4)	(10.4)	—	(2.5)	(2.5)
Income tax expense	$(32.2)	$(19.7)	$(51.9)	$(44.8)	$(9.3)	$(54.1)

Effective Tax Rate	17.7%		24.2%	24.5%		26.7%

The following table summarizes our liquidity as of September 30, 2018:

(In millions)	September 30, 2018
Cash and cash equivalents	$180.8
Revolving credit availability	299.8
Liquidity	$480.6